SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 12, 2014
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2014, the Board of Directors extended Joseph M. Harary's employment as President, Chief Executive Officer and General Counsel through December 31, 2019. As previously authorized by the Compensation Committee of the Board of Directors of Research Frontiers, Mr. Harary's base salary under his Employment Agreement is $450,000 effective January 1, 2014. The foregoing summary of Mr. Harary’s amended employment agreement is qualified in its entirety by reference to the amendment to his employment agreement which is attached hereto as Exhibit 10.1B2 and is incorporated by reference herein.

On June 12, 2014 the charter for the Compensation Committee of the Board of Directors of Research Frontiers (attached as Exhibit 99.1 to this filing) was approved by the Board of Directors.

Item 5.07 Submission of Matters to a Vote of Security-Holders

The following is a summary of how the 20,548,123 shares were voted at the Annual Meeting of Stockholders of Research Frontiers Incorporated held on June 12, 2014 on the various proposals voted upon and adopted at the Annual Meeting.

For the election of Robert L. Saxe as a Class III member of the Company's Board of Directors, 6,278,632 shares voted in favor of election, 815,789 shares were withheld, and 13,453,702 shares were Broker Non-Votes.

For the ratification of the appointment of BDO USA, LLP as independent registered accountants of the Company for the fiscal year ending December 31, 2014, 19,329,455, shares were voted in favor of appointment, 269,984 shares were voted against appointment, and 948,684 shares abstained from voting.

For the non-binding vote approving the Company's executive compensation, 5,975,769 shares were voted in favor of approval, 957,287 shares were voted against approval, 161,365 shares abstained from voting, and 13,453,702 shares were Broker Non-Votes.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1B2 Amendment dated June 12, 2014 to Employment Agreement by and between Research Frontiers Incorporated and Joseph M. Harary.

99.1 Charter of the Compensation Committee of Research Frontiers Incorporated.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: June 13, 2014